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RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

ORRICK, HERRINGTON & SUTCLIFFE
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California  94111
Attention:  Douglas C. Sands



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                               INTERCREDITOR AGREEMENT


     THIS INTERCREDITOR AGREEMENT dated as of April 21, 1995 (this "Intercreditor Agreement"), is entered into by and between Golden State Vintners, a California corporation (the "Company"), John Hancock Mutual Life Insurance Company, a Massachusetts life insurance company ("John Hancock"), and Sanwa Bank California, a California banking corporation ("Sanwa Bank").


                                       RECITALS

     WHEREAS, John Hancock proposes to purchase from the Company $35,000,000 in aggregate principal amount of mortgage notes (the "MORTGAGE NOTES") pursuant to that certain Securities Purchase Agreement dated the date hereof (the "JOHN HANCOCK AGREEMENT");

     WHEREAS, the Company's obligations under the Mortgage Notes are secured by each Deed of Trust with Assignment of Rents and Fixture Filing dated as of the date hereof (collectively, the "MORTGAGES") executed by the Company in favor of John Hancock, which encumbers certain real property more particularly described on SCHEDULE I hereto (the "REAL PROPERTY"), and which are being recorded concurrently herewith in the Official Records of the Counties of Fresno, Kern, Madera, Napa and Tulare, California;

     WHEREAS, the Company has granted a security interest in certain collateral to John Hancock to secure the Company's obligations under the Mortgage Notes pursuant to the Security Agreement dated the date hereof between the Company and John Hancock (the "JOHN HANCOCK SECURITY AGREEMENT");

     WHEREAS, Sanwa Bank proposes to make an $8,000,000 revolving credit facility (the "REVOLVER") available to the Company pursuant to that certain Account Receivables Credit Agreement dated the date hereof between the Company and Sanwa Bank (the "REVOLVER AGREEMENT");



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     WHEREAS, Sanwa Bank proposes to lend to the Company a term loan in a principal amount not to exceed the lesser of $4,500,000 or 75% of the appraised value of a brandy processing facility located in Reedley, California (together with the Revolver, the "SANWA LOAN"), pursuant to that certain Term Loan Credit Agreement to be entered into by the Company and Sanwa Bank (together with the Revolver Agreement, the "SANWA AGREEMENTS");

     WHEREAS, the Company has granted a security interest in certain collateral to Sanwa Bank to secure the Company's obligations under the Sanwa Agreements pursuant to a Security Agreement dated the date hereof between the Company and Sanwa Bank (the "SANWA SECURITY AGREEMENT");

     WHEREAS, the Company, John Hancock and Sanwa Bank desire to enter into this Intercreditor Agreement with respect to the relative priorities, utilization and enforcement of remedies with respect to the collateral described herein pursuant to the John Hancock Agreement, the Mortgages, the John Hancock Security Agreement, the Sanwa Agreements and the Sanwa Security Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DESCRIPTION OF COLLATERAL. The Company, John Hancock and Sanwa Bank agree and acknowledge that, notwithstanding the date, manner or order of perfection of the security interests granted to John Hancock and Sanwa Bank, any provision of the California Uniform Commercial Code or any other applicable law or decision, or any provisions in the John Hancock Security Agreement, the Sanwa Security Agreement or any other agreement:

          (a) Sanwa Bank has a first priority security interest in the Company's interests in (i) the collateral described on SCHEDULE II hereto, except for Permitted Liens as described in the Sanwa Agreements, and
     (ii) the wine grape and processing contracts to which the Company is a party (the "GRAPE CONTRACTS").

          (b) The security interests of Sanwa Bank and John Hancock in all of the Company's interests in (i) the promissory note payable to the Company for $1,300,000 in initial principal amount executed by Golden State Acquisition Corporation (the "INTERCOMPANY NOTE") and (ii) general intangibles (other than the Wine Grape Contracts to the extent they constitute general intangibles), including, but not limited to, all goodwill, trademarks, trade styles, trade names, customer lists and business records, shall rank equally and pari passu. Sanwa Bank agrees that it has possession of the Intercompany Note on behalf of itself and John Hancock.

          (c) John Hancock has a first priority security interest in all of the Company's interests in the Real Property and the fixtures thereto, and in all other personal property not described in paragraphs (a) and (b) of this


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     Section 1, except for Permitted Liens (as defined in the John Hancock
     Agreement), and a second priority security interest in the Sanwa Bank collateral described in paragraph (a) of this Section 1.

     2. JOHN HANCOCK AS OWNER. In the event that John Hancock acquires title to the Real Property by foreclosure or deed in lieu of foreclosure:

          (a) Prior to or within three (3) Business Days after acquiring title to any Real Property by foreclosure or deed in lieu of foreclosure, John Hancock shall send written notice to Sanwa Bank of such event (the "JOHN HANCOCK NOTICE"). Sanwa Bank shall notify John Hancock in writing as to whether it will exercise any of its rights under Section 2(b) and/or
     Section 2(c) hereof (the "SANWA BANK NOTICE") (i) within five (5) Business Days of receipt of the John Hancock Notice if the John Hancock Notice is received by Sanwa Bank on or after August 1 but prior to October 31 of any year or (ii) within fourteen (14) Business Days of receipt of the John Hancock Notice if the John Hancock Notice is received by Sanwa Bank at any other time of the year. If John Hancock does not receive the Sanwa Bank Notice within the period specified above, it shall have no further obligation to Sanwa Bank with respect to the collateral located on the Real Property. For purposes of this Intercreditor Agreement, the term "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in San Francisco, California, or Boston, Massachusetts.

          (b)  John Hancock agrees to permit Sanwa Bank, in accordance with
     Section 2(e) below, for up to one hundred and twenty (120) days following the date of the Sanwa Bank Notice (or such longer period as may be agreed to by John Hancock and Sanwa Bank), to enter upon the Real Property for the purpose of exercising any right Sanwa Bank may have under the Sanwa Security Agreement with respect to the collateral described in paragraphs
     (a) and (b) of SCHEDULE II hereto, together with any proceeds thereof (the "GOODS"), including without limitation the right to appraise, maintain, remove, repair, prepare for public or private sale, exhibit and sell the goods, provided that Sanwa Bank shall reimburse John Hancock for the reasonable cost of repair of, and shall pay John Hancock the amount of any damages resulting from, any physical injury to the Real Property caused by the removal of the Goods (excluding diminution in value to the Real Property resulting from the removal of the Goods).

          (c)  John Hancock agrees to permit Sanwa Bank, in accordance with
     Section 2(e) below, for the time period specified in Section 2(d), to enter upon the Real Property for the purpose of exercising any right Sanwa Bank may have under the Sanwa Security Agreement with respect to the crops (and the proceeds and products thereof) and the farm products described in paragraphs (f) and (g) of SCHEDULE II


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     hereto, together with any proceeds thereof (the "CROPS AND FARM PRODUCTS").
     Such right shall include the right to farm, cultivate, irrigate, fertilize, fumigate, prune and perform any other act or acts appropriate or necessary to grow, care for, preserve and protect the Crops and the Farm Products (using any water located in, on or adjacent to the Real Property); harvest and remove the Crops and the Farm Products from the Real Property; and appraise, store, prepare for public or private sale, exhibit, market and sell the Crops and the Farm Products; provided that Sanwa Bank shall reimburse John Hancock for the reasonable cost of repair of, and shall pay John Hancock the amount of any damages resulting from, any physical injury to the Real Property caused by the removal of the Crops or the Farm
     Products (excluding diminution in value to the Real Property resulting from the removal of the Crops or the Farm Products).

          (d) Sanwa Bank's right to enter the Real Property for the purpose of exercising its rights under Section 2(c) shall terminate at the end of the harvest season during which all growing crops have been harvested and removed from the Real Property immediately following the earliest to occur of:

           (i) The date that Sanwa commences foreclosure proceedings with respect to its collateral.

          (ii) The date that John Hancock commences a judicial foreclosure or files a notice of default under the John Hancock Agreement.

         (iii) The date that the Company shall: commence a voluntary case under any chapter of the Federal Bankruptcy Code (11 U.S.C. Section 101, ET SEQ., as amended) as now or hereafter in effect; consent to (or fail to controvert in a timely manner) the commencement of an involuntary case against the Company under said Code; institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law relating to financially distressed debtors, their creditors or property; consent to (or fail to controvert in a timely manner) the institution of any such proceedings against the Company; make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims; or apply for or consent to the appointment of, or the taking possession by, a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of itself or any of its property.

          (e) Sanwa Bank shall undertake activities described in Sections 2(b) and 2(c) consisting of horticultural activities relating to the cultivation and harvesting of crops and activities relating to the operation of the wineries, such as storing and processing wine, through a management company mutually agreed to by John Hancock and Sanwa Bank.

          (f) Commencing at the time that Sanwa Bank occupies the Real Property pursuant to Section 3(b) or Section 3(c) hereof until such time as Sanwa Bank vacates the Real Property, Sanwa Bank shall pay John Hancock a daily license fee equivalent to 1/30th of an amount equivalent to the monthly payment based upon a 30-year amortization of the original principal amount of the Mortgage Notes at the then applicable interest rate under the Mortgage Notes.

          (g) In all cases, John Hancock shall not be obligated to incur any expense towards the preservation or maintenance of Sanwa Bank's collateral unless both parties have agreed in writing as to such reimbursement.

          (h) In all cases, the Company, John Hancock and Sanwa Bank shall cooperate at the direction of the management company appointed pursuant to
     Section 2(e) to operate the properties in accordance with prudent customary horticultural practices and to maximize the long-term economic value of the collateral described herein and the Real Property. To the extent that the management company determines that certain actions that are consistent with prudent customary horticultural practices should be taken in connection with the removal of Sanwa Bank's collateral to enhance the economic value of the remaining collateral and Real Property, John Hancock agrees to pay its allocable portion of such actions.

          (i) Upon the expiration of the period of time that Sanwa Bank is permitted to enter the Real Property pursuant to Section 2(d), Sanwa Bank shall release its security interest in the Grape Contracts; provided, however, that in no event shall such release constitute a release by Sanwa Bank of its security interest in the right to the payment of money or other rights under the Grape Contracts relating to deliveries under such Grape Contracts prior to the expiration of the period of time that Sanwa Bank is permitted to enter the Real Property under Section 2(d).


     3.   NOTICE OF DEFAULT.   John Hancock and Sanwa Bank shall give to each
other prompt written notice with respect to:

          (a) any event which with notice and/or lapse of time would constitute an Event of Default (as defined in the John Hancock Agreement or the Sanwa Agreements); or

          (b) any other occurrence that would give John Hancock or Sanwa Bank the right (whether immediately or with notice or lapse of time or both) to accelerate the maturity or require prepayment of all or any portion of the Mortgage Notes or the Sanwa Loan.

Each of John Hancock and Sanwa Bank shall use its best efforts to give such notice before it exercises any right or remedy available to it under any agreement or at law.

     4. EFFECT OF THIS AGREEMENT. The purpose of this Intercreditor Agreement is solely to set forth the agreement of John Hancock and Sanwa Bank with respect to the relative priorities, utilization, and enforcement of remedies with respect to, the collateral described herein. Except as expressly set forth herein, this Intercreditor Agreement shall not affect the exercise by John Hancock or Sanwa Bank of any of its rights and remedies with respect to the Company or its respective collateral under the John Hancock Agreement, the Mortgage Notes issued pursuant thereto, the John Hancock Security Agreement, the Sanwa Agreements or the Sanwa Security Agreement.

     5. NO ADDITIONAL COMPANY RIGHTS. This Intercreditor Agreement shall not be construed as creating any rights enforceable by the Company. If either John Hancock or Sanwa Bank shall enforce its rights or remedies in violation of this Intercreditor Agreement, the Company agrees that it shall not use such violation as a defense of its liabilities to John Hancock or Sanwa Bank, nor assert such violation as a counterclaim or basis for setoff or recoupment against such person.

     6. TERMINATION. This Intercreditor Agreement shall terminate upon the earliest to occur of:

          (a) full payment and performance of all of the Company's obligations to John Hancock under the Mortgage Notes; or

          (b) full payment and performance of all of the Company's obligations to Sanwa Bank under the Sanwa Agreements and termination of Sanwa Bank's commitment to lend the Revolver.

     7. NOTICES. All notices shall be in writing and delivered by hand or mail, first class postage prepaid, or sent by nationally recognized overnight courier or by confirmed telecopy transmission (confirmed by hand delivery or overnight courier copy sent the same day such telecopy is sent), in each case addressed to the party to which such notice is requested or permitted to be given or made, at the respective address or telecopy number indicated on
SCHEDULE III below or at such other address or telecopy number of which such person shall have notified in writing the party giving such notice.

     8. GOVERNING LAW. This Intercreditor Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9. SEVERABILITY. If one or more of the provisions contained in this Intercreditor Agreement shall be invalid, illegal, or unenforceable in any respect, the remaining provisions shall not in any way be affected or impaired.


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     10.  SUCCESSOR AND ASSIGNS.  This Intercreditor Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

     11. COUNTERPARTS. This Intercreditor Agreement may be executed in multiple counterparts each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     12. HEADINGS. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Intercreditor Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor
Agreement as of the date first written above.



                                       GOLDEN STATE VINTNERS


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:


                                       JOHN HANCOCK MUTUAL LIFE INSURANCE
                                       COMPANY


                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


                                       SANWA BANK


                                       By:
                                           ------------------------------
                                           Name:
                                           Title: